Exhibit 99.1

FOR IMMEDIATE RELEASE	AUGUST 6, 2012

SYKES ENTERPRISES, INCORPORATED REPORTS

SECOND-QUARTER 2012 FINANCIAL RESULTS

—Revenues at top-end of range & lower expenses drive higher-than-expected earnings per share relative to business outlook

— EMEA strategic actions substantially completed

—Reiterating revised full-year 2012 business outlook

TAMPA, FL – August 6, 2012 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NasdaqGS: SYKE), a global leader in providing outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today its financial results for the second quarter ended June 30, 2012.

Second Quarter 2012 Financial Highlights

SYKES Enterprises, Incorporated

Corporate Headquarters:

400 North Ashley Drive

Tampa, FL USA 33602

1 · 800 · TO · SYKES

http://www.sykes.com

EMEA Operations:

599 Calder Road

Edinburgh EH11 4GA

Scotland

+44 (0) 131 458-6500

•   Second quarter 2012 revenues from continuing operations of $264.8 million decreased $35.5 million, or 11.8%, from $300.3 million in the comparable quarter last year (down 9.3% on a constant currency basis); the decline in second quarter 2012 revenues from continuing operations was largely a result of previously discussed end-of-life client programs and strategic actions (the previously announced exit from Ireland and South Africa and capacity rationalization in Amsterdam, as well as capacity rationalization related to the integration of the ICT acquisition), revenues from both of which were in the year-ago quarter

•   Second quarter 2012 operating margin from continuing operations on a GAAP basis was 3.3% versus 5.6%; on a non-GAAP basis (see section titled “Non-GAAP Financial Measure” for an explanation and see Exhibit 8 for reconciliation), second quarter 2012 operating margin from continuing operations was 4.7% versus 6.2% in the same period last year, with the decrease due to a combination of previously discussed end-of-life client programs and costs incurred related to the strategic actions

•   Second quarter 2012 diluted earnings per share from continuing operations on a GAAP basis were $0.18 versus $0.30 in the comparable quarter last year, with the reduction due largely to factors noted above

•   On a non-GAAP basis, second quarter 2012 diluted earnings per share from continuing operations were $0.24 versus $0.33 in the same period last year (see section titled “Non-GAAP Financial Measure” for an explanation and see Exhibit 8 for reconciliation), with the decrease due largely to the above-mentioned factors

•

Consolidated seat capacity declined to 41,500 seats in second quarter 2012 from 42,200 seats in the comparable period last year, with the decline due to capacity rationalization related to strategic actions and end-of-life client programs; consolidated capacity utilization rates decreased to 70% in second quarter 2012 from 73% in the comparable period last year, with the decline due to end-of-life of client programs and timing of capacity rationalization related to strategic actions

Americas Region

Revenues from continuing operations from the Company’s Americas region, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), decreased 10.6% to $221.2 million, or 83.5% of total revenues, for the second quarter of 2012 compared to $247.5 million, or 82.4% of total revenues, in the prior year’s second quarter (Americas’ second quarter revenues were down 9.5% on a constant currency basis). The comparable decline in Americas’ revenues from continuing operations was largely a result of previously discussed end-of-life client programs.

During the quarter, revenues from continuing operations generated from services provided offshore increased to 50% from 47% in the same period last year due largely to a decline in Americas’ overall revenues.

Sequentially, revenues from continuing operations generated from the Americas region decreased 3.9% to $221.2 million in the second quarter of 2012 compared to $230.1 million, or 82.7% of total revenues, in the first quarter of 2012 (Americas’ revenues were down 3.5% on a constant currency basis sequentially). The decline in Americas’ revenues was largely a result of previously discussed end-of-life client programs coupled with demand seasonality.

The Americas income from continuing operations for the second quarter of 2012 decreased 33.8% to $20.8 million, with an operating margin of 9.4% versus 12.7% in the comparable quarter last year. On a non-GAAP basis (see Exhibit 9 for reconciliation), the Americas operating margin from continuing operations was 11.1% versus 12.4% in the comparable quarter last year, with the decrease due largely to previously discussed end-of-life client programs.

Sequentially, the Americas income from continuing operations for the second quarter of 2012 decreased 22.9% to $20.8 million, with an operating margin of 9.4% versus 11.7% in the first quarter of 2012. On a non-GAAP basis (see Exhibit 10 for reconciliation), the Americas operating margin from continuing operations was 11.1% versus 13.0%, with the decrease largely due to above-mentioned factors, coupled with demand seasonality and the full impact of merit wage increases.

EMEA Region

Revenues from continuing operations from the Company’s Europe, Middle East and Africa (EMEA) region decreased 17.4% to $43.6 million, representing 16.5% of total revenues for the second quarter of 2012, compared to $52.8 million, or 17.6% of total revenues, in the prior year’s second quarter (EMEA’s revenues were down 8.5% on a constant currency basis). The decrease in EMEA revenues from continuing operations was largely a result of previously discussed end-of-life client programs and strategic actions (the Company’s planned exit from Ireland, South Africa and capacity rationalization in Amsterdam).

Sequentially, revenues from continuing operations from the Company’s EMEA region decreased 9.2% to $43.6 million for the second quarter of 2012 compared to $48.0 million, or 17.3% of SYKES’ total revenues in the first quarter of 2012 quarter (EMEA’s revenues were down 7.6% on a constant currency basis sequentially). The decrease in EMEA revenues from continuing operations in the second quarter was largely a result of previously discussed end-of-life client programs coupled with fewer work days.

The EMEA region’s loss from continuing operations for the second quarter of 2012 was $0.9 million, or negative 2.0% of EMEA revenues, versus an operating loss of $1.8 million, or negative 3.4% of revenues, in the comparable quarter last year. On a non-GAAP basis (see Exhibit 9 for reconciliation), the operating margin from continuing operations was a negative 1.9% versus a negative 2.7% in the same period last year. The improvement was due largely to savings related to facility rationalization and the elimination of administrative expenses associated with previously discussed strategic actions.

Sequentially, the EMEA region’s loss from continuing operations for the second quarter of 2012 was $0.9 million, or negative 2.0% of revenues versus operating income of $0.4 million, or 0.8% of revenues, in the first quarter of 2012. On a non-GAAP basis (see Exhibit 10 for reconciliation), the EMEA operating margin from continuing operations was a negative 1.9% versus a positive 2.9% due to a combination of previously discussed strategic actions and end-of-life of client programs, coupled with fewer work days in the second quarter and the impact of merit wage increases.

Corporate G&A Expenses

Corporate costs decreased to $11.2 million, or 4.2% of revenues, in the second quarter of 2012, compared to $12.9 million, or 4.3% of revenues, in the comparable quarter last year, which included $1.2 million in charitable contributions and $1.0 million in professional service fees incurred in consideration of a possible corporate development opportunity, which the Company did not pursue, partially offset by other higher professional service fees. On a non-GAAP basis (see Exhibit 9 for reconciliation), corporate costs increased to $11.2 million, or 4.2% of revenues, from $10.7 million, or 3.6% of revenues, in the comparable period last year due chiefly to higher compensation expenses.

Sequentially, corporate costs decreased to $11.2 million, or 4.2% of revenues, in the second quarter of 2012, from $12.7 million, or 4.6% of revenues, in the first quarter of 2012, due to a combination of lower variable expenses, cost savings from expense alignment and timing of certain expenses. On a non-GAAP basis (see Exhibit 10 for reconciliation), corporate costs decreased to $11.2 million, or 4.2% of revenues, from $12.6 million, or 4.5% of revenues, due principally to the aforementioned factors.

Interest & Other Expense and Taxes

Interest and other expense for the second quarter of 2012 remained unchanged on a comparable basis at $0.4 million.

The Company’s effective tax rate from continuing operations was 6.2% for the second quarter of 2012 versus 16.4% in the same period last year and above the estimated 0% provided in the Company’s May 2012 business outlook. The reduction versus the year-ago period’s tax rate was driven principally by lower pre-tax income in the current quarter. The increase in the tax rate relative to the May 2012 business outlook was due mainly to higher than expected pre-tax income.

On a non-GAAP basis, the second quarter 2012 effective tax rate was 13.3% compared to 17.0% in the same period last year and below the estimated 0% provided in the Company’s May 2012 business outlook. The decrease versus the year-ago period and the increase relative to the May 2012 business outlook were due mainly to the above-mentioned reasons.

Liquidity and Capital Resources

The Company’s balance sheet at June 30, 2012 remained strong with cash and cash equivalents of $204.7 million. Approximately 77%, or $157.7 million, was held in international operations and may be subject to additional taxes if repatriated to the United States, including withholding tax applied by the country of origin and U.S. taxes on the dividend income. During the second quarter, the

Company acquired approximately eighty-five thousand shares of its stock for $1.3 million (at an average price of $14.94 per share). Under its five million share repurchase plan, which was authorized in August 2011 and has no expiration date, the Company has approximately 2.0 million shares remaining.

In April 2012, the Company received an assessment for the Canadian 2003-2006 audit for which it intends to file a Notice of Objection. As required by this process, the Company paid a mandatory security deposit in the amount of $14.2 million with the Canadian Revenue Agency. The Company paid an additional deposit with the Province of Ontario in the amount of $0.4 million in July 2012. This procedure allows the Company to submit the case to the U.S./Canada Competent Authority for ultimate resolution. Although the outcome of examinations by taxing authorities is always uncertain, the Company believes it is adequately reserved for this audit and that resolution is not expected to have a material impact on its financial condition and results of operations.

On July 30, 2012, the Company announced that it signed a definitive agreement to acquire a best-in-class at-home agent provider Alpine Access, Inc. (“Alpine Access”). Under the terms of the merger agreement, the Company will pay approximately $150 million in cash for 100% of the equity of Alpine Access. The purchase price is expected to be funded through a combination of cash on hand and a draw-down of the Company’s $245 million revolving senior credit facility, which was established May 2, 2012. The borrowing rate is expected around Libor plus 1.25%. The Company expects to provide an update on the financial impact of the Alpine Access transaction when it reports its financial results for the period in which the closing occurs. The transaction is expected to close sometime around the end of the third quarter, subject to the satisfaction of customary closing conditions, including Hart-Scott-Rodino clearance.

Business Outlook

The Company updated its second quarter and full-year 2012 business outlook in its July 30, 2012 press release. The assumptions driving the business outlook for the third quarter and full-year 2012 do not reflect the impact of the Alpine Access acquisition and are as follows:

•

The Company continues to make progress on its strategic actions. The actions related to the EMEA plan are substantially complete, as operations were wound down in South Africa, Ireland and Amsterdam in the second quarter. The Company exited South Africa in the second quarter and is on track to complete the exit from Ireland and complete the capacity rationalization in Amsterdam in the third quarter of 2012. At the same time, the Company continues to make headway with rationalization of capacity in the U.S. related to the integration of the ICT acquisition;

•

Although the updated full-year 2012 business outlook reflects an uptick in revenues for the third quarter relative to the second quarter and an implied increase in revenues for the fourth quarter relative to the third quarter, it is a moderation in demand relative to the Company’s May 2012 business outlook for the full year. This demand moderation is driven by uneven demand forecast among certain clients within the communications, financial services and technology verticals. The uneven demand is driven largely by the uncertain macro-economic environment. Also due to the uncertain macro-economic environment, the Company has seen an extension in its sales cycle. And finally, new program starts with certain existing clients have been put on hold due to political uncertainty. Separately, the strengthening U.S. dollar relative to some of the functional currencies of the countries in which the company operates is also impacting revenue translation. In summary, roughly two-thirds of the revision to the Company’s full year 2012 business outlook related to revenues is driven by the uncertain macro-economic environment and political uncertainty, with the balance due to foreign exchange headwinds;

•

The Company’s revenues and adjusted diluted earnings per share assumptions for the third quarter and full year 2012 are based on foreign exchange rates as of July 2012. Therefore, the continued volatility in foreign exchange rates between the U.S. dollar and the functional currencies of the markets the Company serves could have a significant impact, positive or negative, on revenues and adjusted earnings per share relative to the business outlook for the third quarter and full-year;

•

The Company remains on track to add approximately 3,700 seats on a gross basis in 2012. In the second quarter of 2012, the Company added approximately 2,000 seats on a gross basis, bringing the six-months ended June 30, 2012 total to approximately 3,200 on a gross basis. Seats on a net basis for the second quarter 2012 were up by approximately 500 relative to the first quarter of 2012. The remainder of the gross seat additions is expected in the second half. Total seat count on a net basis relative to year-end 2011, however, is still expected to decline by approximately 2,000 seats, primarily related to the previously announced 2011 strategic actions;

•

The Company expects interest and other expense of approximately $0.5 million for the third quarter and the-unchanged $2.0 million for the full year 2012. These amounts exclude the potential impact of any future foreign exchange gains or losses in other expense and the impact of the Alpine Access acquisition; and

•	The Company expects a lower effective tax rate for the full-year relative to its May 2012 business outlook, which is driven largely by lower pre-tax income.

Considering the above factors, the Company anticipates the following financial results for the three months ended September 30, 2012:

•	Revenues in the range of $263.0 million to $270.0 million

•	Effective tax rate of approximately 25%; on a non-GAAP basis, an effective tax rate of approximately 26%

•	Fully diluted share count of approximately 43.1 million

•	Diluted earnings per share of approximately $0.19 to $0.23

•	*Non-GAAP diluted earnings per share in the range of $0.25 to $0.29

•	Capital expenditures in the range of $9.0 million to $11.0 million

For the twelve months ended December 31, 2012, the Company anticipates the following financial results:

•	Revenues in the range of $1,070.0 million to $1,085.0 million

•	Effective tax rate of approximately 21%; on a non-GAAP basis, an effective tax rate of approximately 22%

•	Fully diluted share count of approximately 43.1 million

•	Diluted earnings per share of approximately $0.86 to $0.96

•	*Non-GAAP diluted earnings per share in the range of $1.10 to $1.20

•	Capital expenditures in the range of $33.0 million to $35.0 million

*	See “Business Outlook Reconciliation” (Exhibit 13) for Third Quarter and Full-Year 2012 non-GAAP diluted earnings per share reconciliation.

Conference Call

The Company will conduct a conference call regarding the content of this release tomorrow, August 7, 2012, at 10:00 a.m. Eastern Daylight Savings Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/investor-relations/Investor-Resources/Investor-Relations-Home/default.aspx.

Non-GAAP Financial Measures

Non-GAAP income from continuing operations, non-GAAP operating margins, non-GAAP tax rate, non-GAAP income from continuing operations, net of taxes, per diluted share and non-GAAP income from continuing operations by segment are important indicators of performance as these non-GAAP financial measures assist readers in further understanding the Company’s results from operations and how management evaluates and measures such performance. These non-GAAP indicators of performance are not a measure of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should not be considered a substitute for measures determined in accordance with GAAP. Refer to the exhibits in the release for detailed reconciliations.

About Sykes Enterprises, Incorporated

SYKES is a global leader in providing customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web, chat and social media. Utilizing its integrated onshore/offshore global delivery model, along with virtual at-home agents, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific region) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, (iii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (iv) currency fluctuations, (v) the timing of significant orders for SYKES’ products and services, (vi) loss or addition of significant clients, (vii) the early termination of contracts by clients, (viii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (ix) construction delays of new or expansion of existing customer support centers, (x) difficulties or delays in implementing SYKES’ bundled service offerings, (xi) failure to achieve sales, marketing and other objectives, (xii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiii) changes in applicable accounting principles or interpretations of such principles, (xiv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xv) rapid technological change, (xvi) political and country-specific risks inherent in conducting business abroad, (xvii) SYKES’ ability to attract and retain key management personnel, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxii) SYKES’

dependence on trends toward outsourcing, (xxiii) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxiv) the existence of substantial competition, (xxv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvi) the potential of cost savings/synergies associated with the ICT acquisition not being realized, or not being realized within the anticipated time period, (xxvii) risks related to the integration of the businesses of SYKES and ICT and (xxviii) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:

Subhaash Kumar

Sykes Enterprises, Incorporated

(813) 233-7143

Sykes Enterprises, Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 1

	Three Months
	June 30, 2012	June 30, 2011
Revenues	$264,802	$300,273
Direct salaries and related costs	(174,630)	(198,779)
General and administrative	(81,533)	(88,370)
Net gain (loss) on disposal of property and equipment	66	3,611
Impairment of long-lived assets	—	—

Income from continuing operations	8,705	16,735
Total other income (expense), net	(446)	(356)

Income from continuing operations before income taxes	8,259	16,379
Income taxes	(511)	(2,683)

Income from continuing operations, net of taxes	7,748	13,696
(Loss) from discontinued operations, net of taxes	—	(1,725)
(Loss) on sale of discontinued operations, net of taxes	—	—

Net income (loss)	$7,748	$11,971

Net income (loss) per share:
Basic:
Continuing operations	$0.18	$0.30
Discontinued operations	0.00	(0.04)

Net income (loss) per share	$0.18	$0.26

Diluted:
Continuing operations	$0.18	$0.30
Discontinued operations	0.00	(0.04)

Net income (loss) per share	$0.18	$0.26

Weighted average shares:
Basic	43,094	46,241

Diluted	43,103	46,293

Sykes Enterprises, Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 2

	Six Months
	June 30, 2012	June 30, 2011
Revenues	$542,900	$599,723
Direct salaries and related costs	(353,130)	(392,870)
General and administrative	(166,342)	(176,903)
Net gain (loss) on disposal of property and equipment	116	3,424
Impairment of long-lived assets	(149)	(726)

Income from continuing operations	23,395	32,648
Total other income (expense), net	(999)	(1,908)

Income from continuing operations before income taxes	22,396	30,740
Income taxes	(3,878)	(3,255)

Income from continuing operations, net of taxes	18,518	27,485
(Loss) from discontinued operations, net of taxes	(820)	(2,336)
(Loss) on sale of discontinued operations, net of taxes	(10,707)	—

Net income (loss)	$6,991	$25,149

Net income (loss) per share:
Basic:
Continuing operations	$0.43	$0.59
Discontinued operations	(0.27)	(0.05)

Net income (loss) per share	$0.16	$0.54

Diluted:
Continuing operations	$0.43	$0.59
Discontinued operations	(0.27)	(0.05)

Net income (loss) per share	$0.16	$0.54

Weighted average shares:
Basic	43,205	46,359

Diluted	43,256	46,463

Sykes Enterprises, Incorporated

Segment Results

(in thousands)

(Unaudited)

Exhibit 3

	Three Months
	June 30, 2012	June 30, 2011
Revenues:
Americas	$221,214	$247,543
EMEA	43,588	52,730

Total	$264,802	$300,273

Operating income:
Americas	$20,778	$31,378
EMEA	(886)	(1,791)
Corporate G&A expenses	(11,187)	(12,852)

Income from continuing operations	8,705	16,735

Total other income (expense), net	(446)	(356)
Income taxes	(511)	(2,683)

Income from continuing operations, net of taxes	$7,748	$13,696

	Six Months
	June 30, 2012	June 30, 2011
Revenues:
Americas	$451,301	$494,078
EMEA	91,599	105,645

Total	$542,900	$599,723

Operating income:
Americas	$47,734	$58,404
EMEA	(498)	(724)
Corporate G&A expenses	(23,841)	(25,032)

Income from continuing operations	23,395	32,648

Total other income (expense), net	(999)	(1,908)
Income taxes	(3,878)	(3,255)

Income from continuing operations, net of taxes	$18,518	$27,485

Sykes Enterprises, Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 4

	Three Months
	June 30, 2012	March 31, 2012
Revenues	$264,802	$278,098
Direct salaries and related costs	(174,630)	(178,500)
General and administrative	(81,533)	(84,809)
Net gain (loss) on disposal of property and equipment	66	50
Impairment of long-lived assets	—	(149)

Income from continuing operations	8,705	14,690
Total other income (expense), net	(446)	(553)

Income from continuing operations before income taxes	8,259	14,137
Income taxes	(511)	(3,367)

Income from continuing operations, net of taxes	7,748	10,770
(Loss) from discontinued operations, net of taxes	—	(820)
(Loss) on sale of discontinued operations, net of taxes	—	(10,707)

Net income (loss)	$7,748	$(757)

Net income (loss) per share:
Basic:
Continuing operations	$0.18	$0.25
Discontinued operations	0.00	(0.27)

Net income (loss) per share	$0.18	$(0.02)

Diluted:
Continuing operations	$0.18	$0.25
Discontinued operations	0.00	(0.27)

Net income (loss) per share	$0.18	$(0.02)

Weighted average shares:
Basic	43,094	43,309

Diluted	43,103	43,409

Sykes Enterprises, Incorporated

Segment Results

(in thousands)

(Unaudited)

Exhibit 5

	Three Months
	June 30,	March 31,
	2012	2012
Revenues:
Americas	$221,214	$230,087
EMEA	43,588	48,011

Total	$264,802	$278,098

Operating income:
Americas	$20,778	$26,956
EMEA	(886)	388
Corporate G&A expenses	(11,187)	(12,654)

Income from continuing operations	8,705	14,690

Total other income (expense), net	(446)	(553)
Income taxes	(511)	(3,367)

Income from continuing operations, net of taxes	$7,748	$10,770

Sykes Enterprises, Incorporated

Condensed Consolidated Balance Sheets

(in thousands)

Exhibit 6

	June 30,	December 31,
	2012	2011
Assets:
Current assets	$472,289	$482,074
Property and equipment, net	83,648	91,080
Goodwill & Intangibles, net	163,122	165,814
Other noncurrent assets	47,867	30,162

Total assets	$766,926	$769,130

Liabilities & Shareholders’ Equity:
Current liabilities	$143,756	$149,285
Noncurrent liabilities	44,950	46,279
Shareholders’ equity	578,220	573,566

Total liabilities and shareholders’ equity	$766,926	$769,130

Sykes Enterprises, Incorporated

Supplementary Data

	Q2 2012	Q2 2011
Geographic Mix (% of Total Revenues):

Americas (1)	83.5%	82.4%
Europe, Middle East & Africa (EMEA)	16.5%	17.6%

Total:	100.0%	100.0%

(1)

Includes the United States, Canada, Latin America, South Asia and the Asia Pacific (APAC) Region. Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q2 2012	Q2 2011
Vertical Industry Mix (% of Total Revenues):
Communications	30%	30%
Financial Services	31%	28%
Technology / Consumer	16%	20%
Transportation & Leisure	10%	9%
Healthcare	8%	7%
Other	5%	6%

Total:	100%	100%

	Q2 2012	Q2 2011	Q1 2012	Q2 2012	Q2 2011	Q1 2012
	Seat Capacity			Capacity Utilization
Americas*	35,800	36,300	35,200	69%	73%	71%
EMEA	5,700	5,900	5,800	70%	69%	72%

Total	41,500	42,200	41,000	70%	73%	71%
Offshore	23,600	22,600	22,100	72%	76%	75%

*	Americas data includes offshore as some clients in the U.S. are serviced from offshore geographies, including The Philippines, Costa Rica, etc.

Sykes Enterprises, Incorporated

Cash Flow from Operations

(in thousands)

(Unaudited)

Exhibit 7

	Three Months Ended
	June 30,	June 30,
	2012	2011
Cash Flow From Operating Activities:
Net income (loss)	$7,748	$11,971
Depreciation and amortization	11,826	14,034
Changes in assets and liabilities and other	1,193	(11,986)

Net cash provided by operating activities	$20,767	$14,019

Capital expenditures	$6,988	$7,192
Cash interest paid	$222	$260
Cash taxes paid	$16,930	$5,269

	Six Months Ended
	June 30,	June 30,
	2012	2011
Cash Flow From Operating Activities:
Net income (loss)	$6,991	$25,149
Depreciation and amortization	24,321	28,266
Changes in assets and liabilities and other	(6,427)	(19,367)

Net cash provided by operating activities	$24,885	$34,048

Capital expenditures	$13,806	$13,367
Cash interest paid	$528	$521
Cash taxes paid	$22,304	$12,090

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

Exhibit 8

	Three Months Ended
	June 30,	June 30,
	2012	2011
GAAP Income from Continuing Operations	$8,705	$16,735
Adjustments:
ICT Severance & Consulting Engagement Costs	—	—
ICT Depreciation & Amortization of Plant, Property & Equipment and Intangible Write-ups	3,039	2,994
Merger & Integration Costs	656	386
EMEA Restructuring	76	—
Other	—	(1,550)

Non-GAAP Income from Continuing Operations	$12,476	$18,565

	Three Months Ended
	June 30,	June 30,
	2012	2011
GAAP Income from Continuing Operations, net of taxes, per diluted share	$0.18	$0.30
Adjustments:
ICT Severance & Consulting Engagement Costs	—	—
ICT Depreciation & Amortization of Plant, Property & Equipment and Intangible Write-ups	0.05	0.05
Merger & Integration Costs	0.01	0.01
EMEA Restructuring	0.00	—
Other	—	(0.03)

Non-GAAP Income from Continuing Operations, net of taxes, per diluted share	$0.24	$0.33

	Three Months Ended
	June 30,	March 31,
	2012	2012
GAAP Income from Continuing Operations	$8,705	$14,690
Adjustments:
ICT Severance & Consulting Engagement Costs	—	—
ICT Depreciation & Amortization of Plant, Property & Equipment and Intangible Write-ups	3,039	3,014
Merger & Integration Costs	656	100
EMEA Restructuring	76	999
Other	—	—

Non-GAAP Income from Continuing Operations	$12,476	$18,803

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

Exhibit 9

	Three Months Ended
	June 30,	June 30,
	2012	2011
GAAP Americas Income from Continuing Operations	$20,778	$31,378
Adjustments:
ICT Severance & Consulting Engagement Costs	—	—
ICT Depreciation & Amortization of Plant, Property & Equipment and Intangible Write-ups	3,039	2,994
Merger & Integration Costs	656	30
EMEA Restructuring	—	—
Other	—	(3,728)

Non-GAAP Americas Income from Continuing Operations	$24,473	$30,674

	Three Months Ended
	June 30,	June 30,
	2012	2011
GAAP EMEA Income from Continuing Operations	($886)	($1,791)
Adjustments:
ICT Severance & Consulting Engagement Costs	—	—
ICT Depreciation & Amortization of Plant, Property & Equipment and Intangible Write-ups	—	—
Merger & Integration Costs	—	356
EMEA Restructuring	76	—
Other	—	—

Non-GAAP EMEA Income from Continuing Operations	($810)	($1,435)

	Three Months Ended
	June 30,	June 30,
	2012	2011
GAAP Other (1) Loss from Continuing Operations	($11,187)	($12,852)
Adjustments:
ICT Severance & Consulting Engagement Costs	—	—
ICT Depreciation & Amortization of Plant, Property & Equipment and Intangible Write-ups	—	—
Merger & Integration Costs	—	—
EMEA Restructuring	—	—
Other	—	2,178

Non-GAAP Other (1) Loss from Continuing Operations	($11,187)	($10,674)

(1)	Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

Exhibit 10

	Three Months Ended
	June 30,	March 31,
	2012	2012
GAAP Americas Income from Continuing Operations	$20,778	$26,956
Adjustments:
ICT Severance & Consulting Engagement Costs	—	—
ICT Depreciation & Amortization of Plant, Property & Equipment and Intangible Write-ups	3,039	3,014
Merger & Integration Costs	656	—
EMEA Restructuring	—	—
Other	—	—

Non-GAAP Americas Income from Continuing Operations	$24,473	$29,970

	Three Months Ended
	June 30,	March 31,
	2012	2012
GAAP EMEA Income from Continuing Operations	($886)	$388
Adjustments:
ICT Severance & Consulting Engagement Costs	—	—
ICT Depreciation & Amortization of Plant, Property & Equipment and Intangible Write-ups	—	—
Merger & Integration Costs	—	—
EMEA Restructuring	76	999
Other	—	—

Non-GAAP EMEA Income from Continuing Operations	($810)	$1,387

	Three Months Ended
	June 30,	March 31,
	2012	2012
GAAP Other (1) Loss from Continuing Operations	($11,187)	($12,654)
Adjustments:
ICT Severance & Consulting Engagement Costs	—	—
ICT Depreciation & Amortization of Plant, Property & Equipment and Intangible Write-ups	—	—
Merger & Integration Costs	—	100
EMEA Restructuring	—	—
Other	—	—

Non-GAAP Other (1) Loss from Continuing Operations	($11,187)	($12,554)

(1)	Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

Exhibit 11

	Six Months Ended
	June 30,	June 30,
	2012	2011
GAAP Income from Continuing Operations	$23,395	$32,648
Adjustments:
ICT Severance & Consulting Engagement Costs	—	126
ICT Depreciation & Amortization of Plant, Property & Equipment and Intangible Write-ups	6,053	6,052
Merger & Integration Costs	756	619
EMEA Restructuring	1,075	—
Other	—	(868)

Non-GAAP Income from Continuing Operations	$31,279	$38,577

	Six Months Ended
	June 30,	June 30,
	2012	2011
GAAP Income from Continuing Operations, net of taxes, per diluted share	$0.43	$0.59
Adjustments:
ICT Severance & Consulting Engagement Costs	—	—
ICT Depreciation & Amortization of Plant, Property & Equipment and Intangible Write-ups	0.10	0.10
Merger & Integration Costs	0.01	0.01
EMEA Restructuring	0.02	—
Other	—	(0.01)

Non-GAAP Income from Continuing Operations, net of taxes, per diluted share	$0.56	$0.69

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

Exhibit 12

	Six Months Ended
	June 30,	June 30,
	2012	2011
GAAP Americas Income from Continuing Operations	$47,734	$58,404
Adjustments:
ICT Severance & Consulting Engagement Costs	—	126
ICT Depreciation & Amortization of Plant, Property & Equipment and Intangible Write-ups	6,053	6,052
Merger & Integration Costs	656	250
EMEA Restructuring	—	—
Other	—	(3,046)

Non-GAAP Americas Income from Continuing Operations	$54,443	$61,786

	Six Months Ended
	June 30,	June 30,
	2012	2011
GAAP EMEA Income from Continuing Operations	($498)	($724)
Adjustments:
ICT Severance & Consulting Engagement Costs	—	—
ICT Depreciation & Amortization of Plant, Property & Equipment and Intangible Write-ups	—	—
Merger & Integration Costs	—	356
EMEA Restructuring	1,075	—
Other	—	—

Non-GAAP EMEA Income from Continuing Operations	$577	($368)

	Six Months Ended
	June 30,	June 30,
	2012	2011
GAAP Other (1) Loss from Continuing Operations	($23,841)	($25,032)
Adjustments:
ICT Severance & Consulting Engagement Costs	—	—
ICT Depreciation & Amortization of Plant, Property & Equipment and Intangible Write-ups	—	—
Merger & Integration Costs	100	13
EMEA Restructuring	—	—
Other	—	2,178

Non-GAAP Other (1) Loss from Continuing Operations	($23,741)	($22,841)

(1)	Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

Exhibit 13

Business Outlook
Third Quarter
2012
GAAP Income from Continuing Operations, net of taxes, per diluted share	$0.19 - $0.23
Adjustments:
ICT Severance & Consulting Engagement Costs	—
ICT Depreciation & Amortization of Plant, Property & Equipment and Intangible Write-ups	0.05
Merger & Integration Costs	0.01
EMEA Restructuring	—
Other	—

Non-GAAP Income from Continuing Operations, net of taxes, per diluted share	$0.25 - $0.29

Business Outlook
Full Year
2012
GAAP Income from Continuing Operations, net of taxes, per diluted share	$0.86 - $0.96
Adjustments:
ICT Severance & Consulting Engagement Costs	—
ICT Depreciation & Amortization of Plant, Property & Equipment and Intangible Write-ups	0.19
Merger & Integration Costs	0.02
EMEA Restructuring	0.03
Other	—

Non-GAAP Income from Continuing Operations, net of taxes, per diluted share	$1.10 - $1.20